Exhibit 21.1(1)

                   Electronic Articles of Incorporation       FILED 0111362
For                                                            October 08, 2003
                                                                Sec. Of State
      INTERFUND MORTGAGE CORP.




The undersigned incorporates, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

                                     Article I
The name of the corporation is:
      INTERFUND MORTGAGE CORP.


                                     Article II
 The principal place of business address:
      900 N. FEDERAL HIGHWAY
      SUITE 410
      BOCA RATON. FL. PL 33432

 The mailing address of the corporation is:
      900 N. FEDERAL HIGHWAY
      SUITE 410
      BOCA RATON, FL. FL 33432

                                     Article III
 The purpose for which this corporation is organized is:
      ANY AND ALL LAWFUL BUSINESS.

      Article IV
 The number of shares the corporation is authorized to issue is: 1,000

                                     Article V
The name and Florida street address of the registered agent is:
      ASHLEY B BLOOM
      900 N. FEDERAL HIGHWAY
      SUITE 410
      BOCA RATON, FL.   33432

I certify that I am familiar with and accept the responsibilities of
                                                                   P03000111362
registered agent.                                               FILED
                                                                October 08,2003
                                                                Sec. Of State
 Registered Agent Signature:   ASHLEY BLOOM

                                     Article VI
 The name and address of the incorporator is:
      ELIZABETH BRANDON-BROWN
      900 N. FEDERAL
      HIGHWAY SUITE 410
      BOCA RATON, FL 33432

 Incorporator Signature:   ELIZABETH BRANDON-BROWN